Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-1 No. 333- ) and related Prospectus of Lion Biotechnologies, Inc., and to the use of our reports dated March 11, 2016, with respect to the financial statements of Lion Biotechnologies, Inc. and the effectiveness of internal control over financial reporting of Lion Biotechnologies, Inc. included therein.

/s/ Weinberg & Company, P.A.

Los Angeles, California

July 1, 2016